EX-99.77Q1(a) - Exhibits; Copies of any material amendments to the registrants charter or by-laws
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Amendment No. 53 dated May 21, 2009 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(54) to Post-Effective Amendment No. 226 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 24, 2009 (Accession No. 0000950123-09-065720).

Amendment No. 54 dated November 19, 2009 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)
(55) to Post-Effective Amendment No. 226 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 24, 2009 (Accession No. 0000950123-09-065720).

Amendment No. 2 dated October 16, 2009 to the Amended and Restated By-laws of Goldman Sachs Trust dated October 30, 2002 is incorporated herein by reference to Exhibit (b)(3) to Post-Effective Amendment No. 226 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 24, 2009 (Accession No. 0000950123-09-065720).